UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

AdTheorent Holding Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40116	85-3978415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hudson Street 13th Floor
New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 804-1359

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADTH	The Nasdaq Stock Market
Warrants to purchase common stock	ADTHW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patrick Elliott

On January 26, 2023, AdTheorent Holding Company, Inc. (the “Company”), announced the appointment of Patrick Elliott to serve as the Chief Financial Officer of the Company effective January 30, 2023. Prior to joining the Company and since December 2021, Mr. Elliott, age 43, served as Senior Vice President of Finance at Skillsoft Corp, an educational technology company. Mr. Elliott previously served as Vice President at Maxar Technologies a space technology and intelligence company, from October 2012 to December 2021. Mr. Elliott was an equity analyst at Ivory Capital from 2006 to 2012 and began his career in public accounting at Ernst and Young LLP from 2004 until 2006. Mr. Elliott holds a Bachelor of Arts from the University of California, Berkeley.

There are no arrangements or understandings between Mr. Elliott and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Elliott and any of the Company’s directors or executive officers. Mr. Elliott has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Summary of Material Terms of Patrick’s Employment Agreement

The Company and Mr. Elliott entered into an employment agreement (the “Employment Agreement”) in connection with his appointment as Chief Financial Officer.

The Employment Agreement provides, Mr. Elliott with the following compensation for his services beginning effective January 30, 2023:

•	a base salary of $400,000 per year (“Base Salary”);

•	eligibility to earn a target bonus equal to 50% of Base Salary tied to achieving objectives established by the Board;

•

a grant of restricted stock units with a grant date value equal to $750,000, which vest, subject to Mr. Elliott’s continuing employment with the Company, as follows: one-half will vest in four equal annual installments beginning on January 1, 2024, and one-half will vest based upon satisfaction by the Company of Board-established designated financial objectives;

•	participation in employee health benefits; and

•	reimbursement for all reasonable travel, entertainment and other business expenses.

In the Company terminates Mr. Elliott’ employment without Cause (as defined in the Employment Agreement), delivers to Mr. Elliott a Non-Renewal Notice (as defined in the Employment Agreement) other than for Cause, or Mr. Elliott resigns for Good Reason (as defined in the Employment Agreement), Mr. Elliott will be entitled to receive the following benefits: (i) his Base Salary accrued but unpaid through the date of termination and any obligations required by applicable law (collectively, the “Accrued Benefits”); (ii) a pro-rated portion of his bonus, if any, that would have been otherwise payable based on performance for the calendar year; and (iii) the continuation of Mr. Elliott’s Base Salary and group medical, dental and vision insurance for a period of twelve months beginning on the date of such termination.

If any such termination of employment occurs on or within 12 months after a Change in Control (as defined in the Employment Agreement), then his post-employment benefits, also include full vesting of any restricted stock units granted in 2023 that were scheduled to vest based solely on continued employment.

Payment of post-employment benefits (other than the Accrued Benefits) is contingent upon Mr. Elliott’s due execution and delivery to the Company of a separation agreement and general release in the form of Exhibit A attached to Exhibit 10.1 and his compliance with post termination restrictive covenants noted below.

The Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property and a twelve-month non-compete and non-solicitation period following expiration or termination of Mr. Elliott’s employment with the Company.

The term of the Employment Agreement ends on December 31, 2023, subject to automatic annual renewal for an additional year if neither party provides notice of non renewal at least sixty days in advance of the then current term or an earlier termination of employment.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as exhibit 10.1 hereto.

Resignation of Charles Jordan

On January 26, 2023, the Company announced that, on January 26, 2023, Charles Jordan tendered his resignation as the Company’s Chief Financial Officer, effective January 30, 2023.

Summary of Material Terms of Charles Jordan’s Post-Employment Benefits

In conjunction with Mr. Jordan’s resignation from the Company, the Company has extended the period during which certain grants and bonus compensation may be paid to Mr. Jordan.

Mr. Jordan previously received three nonqualified grants under the AdTheorent Holding Company LLC Participant Interest Agreement, dated as of October 1, 2017, February 15, 2018, and May 6, 2019, respectively (collectively, the “Grants”). The Participant Interest Agreements require that any Grant exercise and corresponding payment take place on or before the date on which Mr. Jordan resigns from employment with the Company. As a separation benefit, the Company has extended the period during which Mr. Jordan may exercise each of the Grants until January 31, 2024.

Mr. Jordan is a signatory to a Company-issued 2022 Executive Performance Bonus Policy related to 2022 Company performance, the terms of which require Mr. Jordan to be employed on the date of bonus payment. As a separation benefit, the Company has agreed to waive this “employed upon payment” condition for Mr. Jordan to the extent any bonus is otherwise owed and payable to Mr. Jordan in due course.

A copy of the press release announcing Mr. Elliott’s appointment of as Chief Financial Officer of the Company and Mr. Jordan’s resignation is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Employment Agreement with Patrick Elliott

99.1	Press Release dated January 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AdTheorent Holding Company, Inc.

Date: January 26, 2023	By:	/s/ James Lawson
James Lawson Chief Executive Officer